                                                                     EXHIBIT L-1
                                                              FILE NO. 070-10299

                              INACTIVE SUBSIDIARIES

1.  CenterPoint Energy Retail Interests, Inc.

2.  Entex Gas Marketing Company

3.  Entex, NGV, Inc.

4.  Entex Oil & Gas Company

5.  Allied Materials Corporation

6.  National Furnace Company

7.  CenterPoint Energy Consumer Group, Inc.

8.  NorAm Utility Services, Inc.

9.  Arkla Products Company

10. ALG Gas Supply Company

11. Intex, Inc.

12. United Gas, Inc.

13. CenterPoint Energy Trading and Transportation Group, Inc.

14. CenterPoint Energy MRT Holdings, Inc.

15. CenterPoint Energy Field Services Holdings, Inc.

16. CenterPoint Energy Gas Processing, Inc.

17. CenterPoint Energy Hub Services, Inc.

18. HL&P Capital Trust I

19. REI Trust I

20. CenterPoint Energy Tegco, Inc.

21. Block 368 GP, LLC

22. Block 368, LP

23. CenterPoint Energy Power Systems, Inc.

24. CenterPoint Energy Products, Inc.

                                                                     EXHIBIT L-1
                                                              FILE NO. 070-10299

25. NorAm Energy, Corp.

26. Utility Rail Services, Inc.

27. CenterPoint Energy, Inc. (a Delaware company)

28. CenterPoint Energy Light, Inc.

29. Reliant Energy Brasil, Ltda.

30. Reliant Energy Brazil Tiete Ltd.

31. Reliant Energy Brazil Ltd.

32. Reliant Energy International Brasil Ltda.

33. HIE Brasil Rio Sul Ltda.

34. CenterPoint Energy International Services, Inc.

35. Reliant Energy Columbia Ltda.

36. Reliant Energy El Salvador S.A. de C.V.

37. Reliant Energy Outsource Ltd.

38. Venus Generation El Salvador

39. CenterPoint Energy International Holdings, LLC

40. Worldwide Electric Holdings B.V.

41. CenterPoint Energy International II, Inc.

42. HIE Ford Heights, Inc.

43. HIE Fulton, Inc.